Exhibit 99.1

Press Contact:	Investor Contact:
Caroline Japic	Jane Underwood
Vitria Public Relations	Vitria Investor Relations
408/328-1892	408/212-2608

For Immediate Release

Company Reports $430,000 Net Loss

On GAAP Basis and $1.3 Million Profit

On Non-GAAP Basis

VITRIA ANNOUNCES FOURTH QUARTER RESULTS

SUNNYVALE, Calif. – January 29, 2004 – Vitria, a leading provider of business process integration solutions, today announced results for the fourth quarter ended December 31, 2003.

•	For the fourth quarter of 2003, total revenue was $21.3 million, compared with $20.1 million for the same period in 2002 and $18.8 million for the third quarter of 2003.

•	License revenue for the fourth quarter of 2003 was $8.3 million compared with $6.0 million for the same period in 2002 and $7.1 million for the third quarter of 2003.

•	Service and other revenue for the fourth quarter of 2003 was $13.0 million compared with $14.1 million for the same period in 2002 and $11.7 million for the third quarter of 2003.

•	Gross margin was 74 percent for the fourth quarter of 2003, compared to 63 percent for the same period in 2002 and 68 percent for the third quarter of 2003.

•	Total cost of sales and operating expenses were $21.9 million for the fourth quarter of 2003, compared with $32.8 million for the same period in 2002 and $22.6 million for the third quarter of 2003.

•	Total non-GAAP operating expenses, excluding restructuring, non-cash stock based compensation and amortization of goodwill and intangible assets, were $20.5 million for the fourth quarter of 2003, compared with $30.5 million for the same period in 2002 and $22.0 million for the third quarter of 2003.

•	Based on Generally Accepted Accounting Principles (GAAP), the net loss for the fourth quarter of 2003 was $430,000 or $0.01 per share, compared with a net loss of $12.4 million, or $0.38 per share for the same period in 2002 and a net loss of $3.7 million, or $0.11 per share for the third quarter of 2003.

•	Non-GAAP net income for the fourth quarter of 2003 was $1.3 million, or $0.04 per share, compared with a net loss of $10.1 million, or $0.31 per share for the same period in 2002 and a net loss of $3.1 million, or $0.10 per share for the third quarter of 2003.

•	Vitria excludes restructuring charges, including (i) employee severance and other termination benefits and (ii) lease termination costs and other expenses associated with existing facilities, from its non-GAAP financial measures of net income. A reconciliation of non-GAAP results to GAAP results is provided in the financial information attached to this press release.

•	Other income for the fourth quarter of 2003 was $228,000 due primarily to the investment return on cash balances and favorable foreign currency exchange rates, offset by the loss on the sale of a foreign subsidiary of $339,000.

•	All per share numbers have been adjusted to reflect the 1-for-4 reverse stock split which occurred in May 2003.

•	Total cash and short-term investment balances as of December 31, 2003 were $91.5 million, compared to $96.4 million as of September 30, 2003.

“The fourth quarter marked an important milestone for Vitria as the company achieved non-GAAP profitability,” said Gary Velasquez, president and CEO of Vitria. “In one year, we have stabilized the company’s financial position, as well as developed new solutions for the healthcare, financial services and telecommunications markets. I would like to thank all of our employees worldwide for their diligence and commitment to achieving this significant financial milestone.”

“Looking ahead to 2004, our goal is to develop a suite of business process solutions that solve complex operational and technical problems for customers in our key vertical markets,” said Velasquez. “These industry-tailored solutions will center on our customers’ key business processes and address their largest operating cost buckets. In turn, we believe these development efforts will make the BusinessWare platform more distinctive in its ability to support and easily deploy Vitria’s solution suite.”

“We are pleased with the financial progress that was achieved in the 2003, which included the company’s ability to reduce and manage costs relative to revenue levels” said Jeff Bairstow, CFO. “While we are encouraged by the level of new business activity in our key vertical markets in 2004, we will continue to manage our business prudently and carefully watch our total operating expense structure relative to anticipated revenue levels.”

Other highlights of the quarter included:

In December 2003, Vitria sold its interest in its China operations to QiLinSoft LLC through the sale of shares in a holding company. The sale price was approximately $1.5 million and QiLinSoft assumed all liabilities and obligations regarding these operations. Vitria incurred a loss on this disposition of approximately $339,000 in the fourth quarter of 2003. Vitria took this action as part of its ongoing actions to reduce expenses.

Vitria and QiLinSoft also entered into a license agreement whereby QiLinSoft received a royalty-bearing license to distribute Vitria products in China. In addition, the Company and QiLinSoft executed a development agreement pursuant to which QiLinSoft will perform development work and other fee-bearing services for Vitria.

QiLinSoft is owned and controlled by Dr. JoMei Chang, the Company’s Chairman and a significant stockholder, and Dr. Dale Skeen, the Company’s Chief Technology Officer, the spouse of Dr. Chang and a significant stockholder. Vitria established a special committee of disinterested members of the Board of Directors to negotiate and approve the terms of the transaction. The committee concluded that the terms of the transaction were fair and reasonable, and in the best interest of Vitria. In addition, the Company received a third party opinion supporting the valuation and other terms of the transaction.

As of December 2003, Dr. Chang retired from her position as an employee of the Company and is serving solely as a director and Chairman of the Board. Dr. Chang will no longer receive a salary from Vitria and will have no involvement in the Company’s decisions regarding QiLinSoft. In her role as Chairman, Dr. Chang will not have operational or management responsibilities related to Company matters, but will have duties consistent with the Company’s Bylaws or as may be designated from time to time by the Board of Directors. Dr. Skeen will continue as CTO, but will have no involvement in the Company’s decisions regarding QiLinSoft and will have no role with QiLinSoft other than as an investor.

Financial Outlook:

Based on currently available information, Vitria anticipates that first quarter 2004 revenue to be in the range of $19 million to $21 million. Based on the achievement of revenues at the high end of this range, Vitria expects to remain essentially breakeven on a GAAP basis. In addition, the company anticipates that first quarter of 2004 cash and investment balance to be in the range of $87 million to $90 million.

Non-GAAP Financial Measures (Regulation G)

Vitria continues to provide all information required in accordance with GAAP, but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Vitria uses non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization. Vitria’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used by Vitria may not be consistent with the presentation of similar companies in Vitria’s industry. However, Vitria presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Vitria’s operating results in a manner that focuses on what it believes to be its ongoing business operations. Vitria’s management believes it is useful for itself and investors to review both GAAP information that includes the expenses and charges mentioned below and the non-GAAP measure of net income that excludes such charges to have a better understanding of the overall performance of Vitria’s business and its ability to perform in subsequent periods.

Vitria computes its non-GAAP financial measures of net income by adjusting GAAP net income to exclude, as applicable, the impact of restructurings, non-cash stock based compensation charges, amortization of intangible assets, impairment of goodwill, and loss on sale of foreign subsidiary. Management believes that the inclusion of this non-GAAP financial measure provides consistency and comparability with past reports of financial results and has historically provided comparability to similar companies in Vitria’s industry, many of which present the same or similar non-GAAP financial measures to investors. Whenever Vitria uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Vitria’s management believes it is useful for itself and investors to review both GAAP information that includes such charges and non-GAAP measures of net income that exclude these charges to have a better understanding of the overall performance of Vitria’s ongoing business operations and its performance in the periods presented. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Vitria excludes restructuring charges, including (i) employee severance and other termination benefits, and (ii) lease termination costs and other expenses associated with exiting facilities, from its non-GAAP financial measures of net income. Expenses related to restructuring have, in some cases, had a significant cash impact, and effect on net income as measured in accordance with GAAP. However, Vitria’s management believes such restructuring charges are periodic costs incurred to realign its operating expenses with its anticipated future revenues and consequently, does not consider these restructuring costs as a normal component of its expense related to ongoing operations.

About Vitria

Vitria Technology, Inc. (Nasdaq:VITR), a leading provider of award-winning business process integration products and solutions, combines technology leadership wit industry expertise in healthcare and insurance, financial services, telecommunications and manufacturing to dramatically improve strategic business processes across systems, people and trading partners. With 23 offices around the world, Vitria’s customer base including blue chip companies such as AT&T, Bell Canada, Bell South, The Blue Cross Blue Shield Association, BP, BT, DaimlerChrysler Bank, Generali, Nissan, The Goodyear Tire & Rubber Company, PacifiCare Health Systems, Reynolds & Reynolds, Royal Bank of Canada, Schneider Logistics, Sprint, Trane, and the U.S. Departments of Defense and Veterans Affairs. For more information call +1-408-212-2700, email info@vitria.com or visit www.vitria.com

# # #

Vitria is a registered trademark of Vitria Technology, Inc. All other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Cautionary Note Regarding Forward-looking Statements: This press release includes forward-looking statements, including statements relating to new products, future revenue growth, goals and future business opportunities that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include but are not limited to: failure to meet financial and product expectations of analysts and investors; risk related to market acceptance of Vitria’s products and alliance partners’ products; deployment delays or errors associated with these and other products of Vitria and partners; hardware platform incompatibilities; the need to maintain and enhance certain business relationships with system integrators and other parties; the ability to manage growth; activities by Vitria and others regarding protection of proprietary information; release of competitive products and other actions by competitors and economic conditions in domestic and foreign markets. These and other risks related to Vitria are detailed in Vitria’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on March 31, 2003 and subsequent Quarterly Reports on Form 10-Q. Vitria does not undertake an obligation to update forward-looking statements.

Vitria Technology, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December, 31 2003	December, 31 2002
Assets
Current assets
Cash and cash equivalents	$8,782	$42,427
Short-term investments	82,754	75,436
Accounts receivable, net	15,471	15,108
Other current assets	3,568	3,111

Total current assets	110,575	136,082

Property and equipment, net	2,805	9,179
Other assets	745	1,363

Total assets	$114,125	$146,624

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,837	$2,264
Accrued payroll and related	3,743	6,157
Accrued liabilities	3,783	8,715
Accrued restructuring expenses	6,831	4,258
Deferred revenue	13,864	13,430

Total current liabilities	30,058	34,824

Long-term liabilities
Accrued restructuring expenses	11,980	8,936
Other long-term liabilities	131	916

Total long-term liabilities	12,111	9,852

Stockholders’ Equity
Common stock	33	131
Additional paid-in capital	273,854	273,320
Unearned stock-based compensation	(79)	(517)
Notes receivable from stockholders	(193)	(193)
Accumulated other comprehensive income	635	620
Accumulated deficit	(201,798)	(170,917)
Treasury stock	(496)	(496)

Total stockholders’ equity	71,956	101,948

Total liabilities and stockholders’ equity	$114,125	$146,624

Vitria Technology, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share information)

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2003	2002	2003	2003	2002
	(unaudited)	(unaudited)	(unaudited)
Revenues
License	$8,264	$6,003	$7,084	$30,089	$36,009
Service and other	13,017	14,114	11,690	50,630	61,318

Total revenues	21,281	20,117	18,774	80,719	97,327

Cost of revenues
License	138	304	175	614	2,845
Service and other	5,446	7,218	5,753	23,857	32,719

Total cost of revenues	5,584	7,522	5,928	24,471	35,564

Gross profit	15,697	12,595	12,846	56,248	61,763

Operating expenses
Sales and marketing	7,836	12,515	8,738	39,773	72,709
Research and development	4,357	5,823	4,207	18,249	30,970
General and administrative	2,740	4,608	3,120	13,176	20,736
Stock-based compensation	77	118	83	438	1,616
Amortization and impairment of intangible assets	—	1,676	—	—	2,748
Impairment of goodwill	—	—	—	—	7,047
Restructuring charges	1,269	505	503	16,117	19,516

Total operating expenses	16,279	25,245	16,651	87,753	155,342

Loss from operations	(582)	(12,650)	(3,805)	(31,505)	(93,579)

Other income, net	228	773	323	1,218	3,083

Net loss before income taxes	(354)	(11,877)	(3,482)	(30,287)	(90,496)

Provision for income taxes	76	553	251	594	1,187

Net loss	$(430)	$(12,430)	$(3,733)	$(30,881)	$(91,683)

Basic and diluted net loss per share	$(0.01)	$(0.38)	$(0.11)	$(0.95)	$(2.83)

Weighted average shares used in calculating basic and diluted net loss per share	32,734	32,502	32,644	32,626	32,397

Reconciliation of GAAP and non-GAAP financials:

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2003	2002	2003	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total operating expenses	$16,279	$25,245	$16,651	$87,753	$155,342
Cost of revenues	5,584	7,522	5,928	24,471	35,564
Stock-based compensation	(77)	(118)	(83)	(438)	(1,616)
Amortization of goodwill and intangible assets	—	(1,676)	—	—	(2,748)
Impairment of goodwill	—	—	—	—	(7,047)
Restructuring charges	(1,269)	(505)	(503)	(16,117)	(19,516)

Total non-GAAP operating expenses	$20,517	$30,468	$21,993	$95,669	$159,979

Net loss	$(430)	$(12,430)	$(3,733)	$(30,881)	$(91,683)
Stock-based compensation	77	118	83	438	1,616
Amortization of intangible assets	—	1,676	—	—	2,748
Impairment of goodwill	—	—	—	—	7,047
Restructuring charges	1,269	505	503	16,117	19,516
Loss on sale of subsidiary	339	—	—	339	—

Non-GAAP net income (loss)	$1,255	$(10,131)	$(3,147)	$(13,987)	$(60,756)

Basic net income (loss) per share	$0.04	$(0.31)	$(0.10)	$(0.43)	$(1.88)

Diluted net income (loss) per share	$0.04	$(0.31)	$(0.10)	$(0.43)	$(1.88)

Weighted average shares used in calculating basic net income (loss) per share	32,734	32,502	32,644	32,626	32,397

Weighted average shares used in calculating diluted net income (loss) per share	33,881	32,502	32,644	32,626	32,397